Exhibit 4.17

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

ORCHESTRA BIOMED HOLDINGS, INC.

Warrant Shares: [●]	Issue Date: February [●], 2025 Initial Exercise Date: February [●], 2025[1]

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [_] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on February [●], 20302 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Orchestra Biomed Holdings, Inc., a Delaware corporation (the “Company”), up to [●] shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (as subject to adjustment hereunder, the “Warrant Shares”); provided that this Warrant may only be exercised for Warrant Shares that are deemed Vested (as defined below) under this Warrant. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.Agreement. This Warrant is being issued pursuant to that certain Restated and Amended Consulting Agreement, dated January 1, 2025, by and between the Company and John Columbia, Inc. dba Columbia Marketing Group (“Consultant”) (as may be amended or restated from time to time, the “Agreement”).

Section 2.Exercise.

a)Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date with respect to Warrant Shares that are deemed Vested and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by

[1]	NTD: To be the same as the issue date.
[2]	NTD: To be a five year term.

e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Unless the cashless exercise procedure specified in Section 2(e) below (if available) is specified in the applicable Notice of Exercise, within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased in connection with such partial exercise. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. For purposes of this Warrant, “Trading Day” means any day on which the Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted (the “Trading Market”).

b)Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $[•]3, subject to adjustment hereunder (the “Exercise Price”).

c)Mechanics of Exercise.

i.Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by its transfer agent to the Holder by (i) crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to the Holder, and (ii) otherwise by evidence of issuance of the Warrant Shares in book entry with the Company’s transfer agent, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise (or, evidence of

[3]	NTD: To be the closing price on the date that the unanimous written consent is signed by the Board of Directors.

such book entry issuance to the email address specified in such Notice of Exercise) by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise and, if applicable, delivery of the aggregate Exercise Price to the Company. Upon delivery of the Notice of Exercise and, if applicable, delivery of the aggregate Exercise Price to the Company, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised.

ii.Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

iv.Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

v.Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d)Vested Warrants. The Warrant Shares shall vest and be deemed vested as follows (“Vested”): 3,000 of the Warrant Shares shall be vested as of the Initial Exercise

Date, 3,000 of the Warrant Shares shall vest on February 28, 2025 and on the last day of each month thereafter through and including October 31, 2025; provided that all Warrant Shares shall vest upon the occurrence of a “Change of Control” (as defined below) and provided further that Warrant Shares shall only vest on a scheduled vesting date or upon the occurrence of a Change of Control if the Agreement has not been terminated prior to such scheduled vesting date or Change of Control, as applicable. For purposes of this Warrant, “Change of Control” shall mean (i) the consummation of a merger, consolidation, statutory share exchange, sale of all or substantially all of the assets of the Company or similar form of corporate transaction (whether in one or a series of related transactions) involving the Company, unless immediately following such transaction more than fifty percent (50%) of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity is owned, directly or indirectly, by persons who were stockholders of the Company immediately prior to the transaction or transactions; (ii) the approval by the Company’s stockholders of the sale of all or substantially all of the Company’s assets; or (iii) any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes, without the prior approval of the Company’s Board of Directors, the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation thereto under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company.

e)On any exercise of this Warrant, in lieu of payment of the Exercise Price in the manner as specified in Section 2(a) above, but otherwise in accordance with the requirements of Section 2(a), the Holder may, at its option, exercise this Warrant, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive, and the Company shall issue to the Holder, such number of fully paid and non-assessable Warrant Shares equal to the quotient obtained by dividing [(Y)*(A-B)] by (A), where:

(A)=the Fair Market Value of a share of Common Stock as of the Trading Day immediately preceding the date on which the Holder delivers a properly completed Notice of Exercise indicating the Holder elects to exercise this Warrant by means of a “cashless exercise,” in accordance with this Section 2(e);

(B)=the Exercise Price of this Warrant, as adjusted hereunder; and

(Y)=the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise pursuant to Section 2(a) rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(e).

i.For purposes of this Section 2(e), “Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on Pink OTC Markets, or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on Pink OTC Markets, or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the Pink OTC Markets, or similar quotation system or association at the end of such day. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the Pink OTC Markets, or similar quotation system or association, the "Fair Market Value" of the Common Stock shall be the fair market value per share as determined by the Company’s Board of Directors.

Section 3.Certain Adjustments.

a)Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged, subject to the limitation on fractional shares in Section 2(c)(iii). Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding. Notwithstanding the foregoing, in no event may the Exercise Price be adjusted below the par value of the Common Stock then in effect.

c)Notice to Holder.

i.Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by e-mail a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by e-mail to the Holder at its last e-mail address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice (unless such information is filed with the Commission on the EDGAR system, in which case a notice shall not be required) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.Transfer of Warrant.

a)Transferability. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

b)New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)Representations by the Holder. The Holder represents and warrants that it is:

i.an “accredited investor” as defined in Regulation D promulgated under the Securities Act; and

ii.acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise for its own account and not with a view to or for distributing or reselling this Warrant and such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law.

Section 5.Miscellaneous.

a)No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c). Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise,” and to receive the cash payments contemplated pursuant to Section 2(c)(i), in no event will the Company be required to net cash settle an exercise of this Warrant.

b)Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d)Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f)Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

g)Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws.

h)Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

i)Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at Orchestra Biomed Holdings, Inc., 150 Union Square Drive, New Hope, Pennsylvania 18938, Attention: Chief Financial Officer, e-mail address: ataylor@orchestrabiomed.com, or such other number, e-mail address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

j)Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l)Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

m)Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder, on the other hand.

n)Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o)Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ORCHESTRA BIOMED HOLDINGS, INC.

By:
Name:	Andrew Taylor
Title:	Chief Financial Officer

EXHIBIT A

NOTICE OF EXERCISE

TO:ORCHESTRA BIOMED HOLDINGS, INC.

(1)The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)Payment shall take the form of (check applicable box):

☐in lawful money of the United States; or

☐the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(e) of the Warrant, to exercise the Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(e) of the Warrant.

(3)Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares (or the direct registration statement with respect to the Warrant Shares) shall be delivered to the following [DWAC Account Number][address and email]:

_______________________________

_______________________________

_______________________________

(4)The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________
Name of Authorized Signatory: ___________________________________________________
Title of Authorized Signatory: ____________________________________________________
Date: ________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature: ____________________
Holder’s Address: _____________________